FORM OF ADVISORY FEE WAIVER AGREEMENT

THIS AGREEMENT, dated as of [      ], 2014, between HIMCO Variable Insurance Trust (the “Trust”) on behalf of the funds listed on Schedule A (each a “Fund” and collectively, the “Funds”) and Hartford Investment Management Company (the “Adviser”).

WHEREAS, the Adviser has been appointed the investment adviser of each of the Funds pursuant to an Investment Advisory Agreement between the Trust, on behalf of the Funds, and the Adviser; and

WHEREAS, the Trust and the Adviser desire to enter into the arrangements described herein relating to certain expenses of the Funds;

NOW, THEREFORE, the Trust and the Adviser hereby agree as follows:

1.                                      The Adviser hereby agrees to waive, for each Fund listed on Schedule A, a portion of its advisory fee to the extent necessary to maintain the net advisory fee at 0.25% of average daily net assets per annum, for the period the Fund invests all its assets in its corresponding master fund.

2.                                      The reimbursement described in Section 1 above is not subject to recoupment by the Adviser.

3.                                      The Adviser understands and intends that the Funds will rely on this Agreement (1) in preparing and filing amendments to the registration statements for the Trust on Form N-1A with the Securities and Exchange Commission, (2) in accruing each Fund’s expenses for purposes of calculating its net asset value per share and (3) for certain other purposes and expressly permits the Funds to do so.

4.                                      This Agreement shall terminate upon written notice of termination by the Trust.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

HIMCO VARIABLE INSURANCE TRUST

By:
Name:
Title:

HARTFORD INVESTMENT MANAGEMENT COMPANY

By:
Name:
Title:

SCHEDULE A

HIMCO VIT American Funds Asset Allocation Fund

HIMCO VIT American Funds Blue Chip Income and Growth Fund

HIMCO VIT American Funds Bond Fund

HIMCO VIT American Funds Global Bond Fund

HIMCO VIT American Funds Global Growth and Income Fund

HIMCO VIT American Funds Global Growth Fund

HIMCO VIT American Funds Global Small Capitalization Fund

HIMCO VIT American Funds Growth Fund

HIMCO VIT American Funds Growth-Income Fund

HIMCO VIT American Funds International Fund

HIMCO VIT American Funds New World Fund